Exhibit 99.1

FOR IMMEDIATE RELEASE	NR11-29

Dynegy Inc. Announces Exchange Offers for up to $1.25 Billion in Senior Notes, Senior Unsecured Notes,
Senior Debentures and Subordinated Capital Income Securities of Dynegy Holdings, LLC

HOUSTON, TX September 15, 2011 — Dynegy Inc. (NYSE: DYN) announced today that it has commenced offers to exchange (the Exchange Offers) up to $1,250,000,000 principal amount of the outstanding notes, debentures and capital income securities (the Old Notes) of Dynegy Holdings, LLC (DH), its direct, wholly-owned subsidiary, for Dynegy’s new 10% Senior Secured Notes due 2018 (the New Notes) and cash as set forth in the table below:

Dynegy Holdings, LLC’s		Outstanding Principal	Consideration per $1,000 Principal Amount of Old Notes Tendered (subject to proration)				Acceptance
Outstanding Notes		Amount	Early Tender Payment			Exchange Payment	Priority
to be Exchanged	CUSIP Nos.	(in millions)	Cash	New Notes	Total	New Notes	Level
7.625% Senior Debentures due 2026	629121AC8	$175.0	$120	$480	$600	$550	1
7.750% Senior Unsecured Notes due 2019	26816LAW2 26816LAU6 U2676AAG8	$1,100.0	$120	$565	$685	$635	2
7.125% Senior Debentures due 2018	629121AF1	$175.0	$120	$560	$680	$630	2
8.375% Senior Unsecured Notes due 2016	26816LAT9	$1,046.8	$120	$580	$700	$650	3
7.50% Senior Unsecured Notes due 2015	26816LBB7 26816LAX0	$785.0	$120	$600	$720	$670	3
8.750% Senior Notes due 2012	26816LAG7	$88.5	$120	$600	$720	$670	4
Series B 8.316% Subordinated Capital Income Securities due 2027	62912PAC5	$200.0	—	$450	$450	$400	5

Under the terms of the Exchange Offers, Old Notes that are validly tendered (and not validly withdrawn) on or prior to 5:00 p.m., New York City time, on September 28, 2011, unless extended by Dynegy (the Early Tender Date), will receive the applicable Early Tender Payment (see table).  Holders that tender their notes after the Early Tender Date and before midnight, New York City time, on October 13, 2011, unless extended or earlier terminated by Dynegy (the Expiration Date), will receive consideration for their Old Notes in the amount of the applicable Exchange Payment (see table).  Holders may withdraw tenders of Old Notes prior to 5:00 p.m., New York City time, on September 28, 2011, unless extended by Dynegy (the Withdrawal Time). Holders may not withdraw tendered Old Notes on or after the Withdrawal Time.  Participating holders of Old Notes will receive accrued and unpaid interest in cash on their accepted Old Notes, up to, but not including, the Settlement Date (as defined in the Offering Circular).

If more than $1,250,000,000 of Old Notes are validly tendered (and not validly withdrawn) at the Expiration Date, Dynegy will accept tenders of Old Notes based on the acceptance priority levels listed in the table above, with level 1 being the highest priority level, subject to proration as described more fully in the Offering Circular and the related Letter of Transmittal, each dated September 15, 2011.

Completion of the Exchange Offers is subject to the satisfaction or waiver of a number of conditions as described in the Offering Circular.  Dynegy has the right to terminate or withdraw any of the Exchange Offers at any time and for any reason. Dynegy has the right to amend any of the Exchange Offers and extend the Expiration Date, Early Tender Date or Withdrawal Date for any of the Exchange Offers.

Dynegy has retained Credit Suisse Securities (USA) LLC to serve as lead dealer manager, and Barclays Capital Inc., Deutsche Bank Securities Inc., Jefferies & Company, Inc. and Lazard Capital Markets LLC to serve as co-dealer managers (collectively, the Dealer Managers) and D.F. King & Co., Inc. to serve as the exchange agent and information agent (the Exchange Agent and Information Agent) for the exchange offers.

Requests for documents, including the Offering Circular and Letter of Transmittal, may be directed to D.F. King & Co., Inc. by telephone at (212) 269-5550 (brokers and banks) or (800) 697-6975 (all others) or in writing at 48 Wall Street, 22nd Floor, New York, New York 10005. Questions regarding the Exchange Offers may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 538-2147 (collect).

The New Notes have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements, and will therefore be subject to substantial restrictions on transfer.  Dynegy will enter into a registration rights agreement with respect to the New Notes.

The Exchange Offers are being made, and the New Notes are being offered and issued, only in the United States to holders of Old Notes who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the Securities Act)) and outside the United States to holders of Old Notes who are persons other than U.S. persons in reliance upon Regulation S under the Securities Act.

This press release is neither an offer to purchase, nor a solicitation for acceptance of an offer to purchase, nor a solicitation of consents with respect to, any securities. The Exchange Offers are made only by and pursuant to the terms of the Offering Circular. None of Dynegy, DH, the Dealer Managers or the Exchange Agent and Information Agent makes any recommendations as to whether holders should tender their Old Notes in the Exchange Offers. Holders must make their own decisions as to whether to tender Old Notes and, if so, the principal amount of Old Notes to tender.

ABOUT DYNEGY

Dynegy’s subsidiaries produce and sell electric energy, capacity and ancillary services in key U.S. markets. The Dynegy Power, LLC power generation portfolio consists of approximately 6,771 megawatts of primarily natural gas-fired intermediate and peaking power generation facilities. The Dynegy Midwest Generation, LLC portfolio consists of approximately 3,132 megawatts of primarily coal-fired baseload power plants. A separate portfolio consists of approximately 1,570 megawatts from two leased power plants which are primarily natural gas-fired peaking and baseload coal generation facilities.

FORWARD LOOKING STATEMENTS

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning the Exchange Offers. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its most recent Form 10-K and subsequent reports on Form 10-Q. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) Dynegy’s ability to address its substantial leverage on favorable terms and its ability to access the capital markets when needed; (ii) the ability of management to execute any new or revised business plan approved by Dynegy’s Board of Directors; (iii) the timing and anticipated benefits to be achieved through Dynegy’s restructuring activities and cost savings program; (iv) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (v) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (vi) beliefs about commodity pricing and generation volumes; (vii) anticipated liquidity in the regional power and fuel markets in which Dynegy transacts, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (viii) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (ix) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the potential for a market recovery over the longer term; (x) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (xi) beliefs and assumptions about weather and general economic conditions; (xii) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as Dynegy’s stock price; (xiii) expectations regarding Dynegy’s collateral demands, interest expense and other payments; (xiv) Dynegy’s focus on safety and its ability to efficiently operate its assets so as to maximize its revenue generating opportunities and operating margins; (xv) beliefs about the outcome of legal, regulatory, administrative and legislative matters; and (xvi) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

Contact:

Dynegy Inc.
Media: 713-767-5800
or
Analysts: 713-507-6466